EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-171483 on Form F-3, No. 333-179182 on Form S-8 and No. 333-171217 on Form S-8 of our reports dated March 27, 2012 relating to the consolidated financial statements of Gerdau S.A. and the effectiveness of Gerdau S.A.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Gerdau S.A. for the year ended December 31, 2011.

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu Auditores Independentes

Porto Alegre, Brazil
April 20, 2012